Exhibit 21                  PGI INCORPORATED                         Page 1 of 1
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                              SUBSIDIARIES
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
                                    State of                Relationship
                                    --------                ------------
                                    Incorporation
                                    -------------
Sugarmill Woods, Inc.               Florida                   Wholly owned<F1>
Sugarmill Woods Management, Inc.    Florida                   Wholly owned<F1>
Deep Creek Utilities, Inc.          Florida                   Wholly owned<F1>
Southern Woods, Incorporated        Florida                   Wholly owned by
                                                            Sugarmill Woods, Inc.
Burnt Store Marina, Inc.            Florida                   Wholly owned<F1>
Punta Gorda Isles Sales, Inc.       Florida                   Wholly owned<F1>
Burnt Store Utilities, Inc.         Florida                   Wholly owned<F1>
Gulf Coast Credit Corporation       Florida                   Wholly owned<F1>
Sugarmill Woods Sales, Inc.         Florida                   Wholly owned by
                                                            Sugarmill Woods, Inc.
Sugarmill Construction, Inc.        Florida                   Wholly owned by
                                                            Sugarmill Woods, Inc.

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<F1> Included in the Company's consolidated financial statements.
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